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                                                                    EXHIBIT 10.6





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                    STANDBY SERVICING, ADMINISTRATIVE AGENCY
                          AND CASH MANAGEMENT AGREEMENT


                                      among


                         debis Aircraft Leasing Limited


                             debis AirFinance B.V.,
                                  as Guarantor


                                       and


                                  AerCo Limited




                            Dated as of July 17, 2000



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         STANDBY SERVICING, ADMINISTRATIVE AGENCY AND CASH MANAGEMENT AGREEMENT
dated as of July 17, 2000 (this "AGREEMENT"), among debis Aircraft Leasing Limited, a limited company organized under the laws of Ireland (the "STANDBY SERVICER"), debis AirFinance B.V., a limited company organized under the laws of The Netherlands (the "GUARANTOR"), and AerCo Limited, a company incorporated under the laws of Jersey (the "COMPANY").

         WHEREAS, the Company has entered into a Servicing Agreement (the "AerFi SERVICING AGREEMENT") dated as of July 17, 2000 with, among others, AerFi Group plc (the "SERVICER").

         WHEREAS, the Company has entered into an Amended and Restated Administrative Agency Agreement dated as of July 17, 2000, with, among others, AerFi Administrative Services Limited (the "AerFi ADMINISTRATIVE AGENCY AGREEMENT").

         WHEREAS, the Company has entered into an Amended and Restated Cash Management Agreement, dated as of July 17, 2000, with, among others, AerFi Cash Manager II Limited (the "AerFi CASH MANAGEMENT AGREEMENT").

         WHEREAS, the Company and the Standby Servicer have agreed that the Standby Servicer will provide the services defined herein on the terms and conditions set out herein and following the Start Date (as defined below), if any, subject to the terms and conditions of each of (i) the Servicing Agreement among the Company, the Standby Servicer, the Guarantor and others dated as of July 17, 2000 (the "SERVICING AGREEMENT") attached hereto as Annex 1, (ii) the Administrative Agency Agreement among the Company, the Standby Servicer, the Guarantor and others dated as of July 17, 2000 (the "ADMINISTRATIVE AGENCY AGREEMENT") attached hereto as Annex 2 and (iii) the Cash Management Agreement among the Company, the Standby Servicer, the Guarantor and others dated as of July 17, 2000 (the "CASH MANAGEMENT AGREEMENT") attached hereto as Annex 3.

         NOW, THEREFORE, for the consideration set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

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         SECTION 1.01. Definitions. Defined terms in the Servicing Agreement, the Administrative Agency Agreement and the Cash Management Agreement shall have the same meanings herein. In addition, the following defined terms shall have effect:

         "AGREEMENT" has the meaning assigned to such term in the preamble hereto.

         "COMPANY" has the meaning assigned to such term in the preamble hereto.

         "GUARANTOR" has the meaning assigned to such term in the preamble hereto.

         "RELATED DOCUMENTS" has the meaning assigned to such term in the Indenture dated as of July 15, 1998, between the Company and Bankers Trust Company, a New York banking corporation, not in its individual capacity, but solely as trustee, as amended or supplemented from time to time.

         "RELEVANT SERVICES" means the Services, the Administrative Services and the Cash Management Services (as defined, respectively, in the Servicing Agreement, Administrative Agency Agreement and Cash Management Agreement) which the Company may require the Standby Servicer to perform hereunder.

         "STANDBY PERIOD" has the meaning specified in Section 4.01 hereof.

         "STANDBY SERVICER" has the meaning assigned to such term in the preamble hereto.

         "STANDBY TERMINATION FEE" has the meaning specified in Section 5.01 hereof.

         "START DATE" means, the date specified by the Company in the Start Notice as the date upon which the Standby Servicer is to commence performance of the Relevant Services, which shall be the date on which the AerFi Servicing Agreement, the AerFi Administrative Agency Agreement and the AerFi Cash Management Agreement are anticipated to terminate.

         "START NOTICE" means a notice in writing from the Company to the Standby Servicer specifying the Start Date in respect of the Relevant Services.


                                    ARTICLE 2


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                                   APPOINTMENT

         SECTION 2.01. Appointment. The Company hereby appoints the Standby Servicer as its agent on the terms and conditions set forth in this Agreement to provide the Relevant Services to the Company and its Subsidiaries with effect from the Start Date.

         SECTION 2.02. Acceptance of Appointment. The Standby Servicer hereby accepts such appointment and agrees to perform with effect from the Start Date the Relevant Services on the terms and subject to the conditions set forth in this Agreement; provided, however, that it shall not be a condition to the Standby Servicer's performance of services that it shall have received a Start Notice.


                                    ARTICLE 3
                                RELEVANT SERVICES

         SECTION 3.01. Relevant Services. The obligations to be performed by the Standby Servicer are (i) those obligations of the "Servicer" set forth in the Servicing Agreement, (ii) those obligations of the "Administrative Agent" set forth in the Administrative Agency Agreement and (iii) those obligations of the "Cash Manager" set forth in the Cash Management Agreement.

         SECTION 3.02. Condition. The obligations of the Standby Servicer set forth in Section 3.01 above are subject to the issuance by the Company of a Start Notice.

         SECTION 3.03. Additional Information. (a) The Company shall deliver, or cause the Servicer to deliver, to the Standby Servicer as soon as available and in any event within 90 days after each anniversary date of this Agreement prior to the Start Date, such documentation and reports as shall be agreed between the Company and the Standby Servicer; (including without limitation all filings by AerCo under the Securities Exchange Act of 1934) provided, however, that the Company shall not be required to provide the Standby Servicer with any information regarding the Leases (other than the identity of the Lessees and their current performance), sales of aircraft or any marketing of the aircraft or Leases. The Standby Servicer agrees to review all information provided to it pursuant to the preceding sentence.

          (b) The Company shall also furnish to the Standby Servicer a copy of any termination notice delivered or received by the Company under the AerFi


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Servicing Agreement, the AerFi Administrative Agency Agreement or the AerFi Cash
Management Agreement.



                                    ARTICLE 4
                                  REMUNERATION

         SECTION 4.01. Remuneration. (a) From the date of this Agreement until the Start Date (the "STANDBY PERIOD"), the Standby Servicer shall be entitled to a fee of $80,000 (Eighty Thousand US dollars) per annum payable monthly in arrears.

         (b) From the Start Date, the Standby Servicer shall in its capacity as servicer, administrative agent and cash manager be entitled to receive such fees as are payable under, respectively, Article 9 of the Servicing Agreement,
Article 8 of the Administrative Agency Agreement and Article 7 of the Cash Management Agreement in relation to the Relevant Services performed by the Standby Servicer.


                                    ARTICLE 5
                           TERMINATION AND RESIGNATION

         SECTION 5.01. Termination. (a) The Standby Servicer shall cease to be the Standby Servicer hereunder if at any time during the Standby Period, the Company shall have given 30 days' notice in writing to the Standby Servicer of the Company's intention to terminate this Agreement; provided, however, that this Agreement shall not terminate and the Standby Servicer shall not cease to be the Standby Servicer hereunder unless a replacement standby servicer, acceptable to the Company and the Rating Agencies shall have been appointed by the Company. On the date specified in a notice pursuant to the foregoing sentence, the appointment of the Standby Servicer hereunder shall cease in accordance with such instructions or notice.

          (b) After the Standby Period, this Agreement shall terminate and the obligations of the Standby Servicer under each of the Servicing Agreement, the Administrative Agency Agreement and the Cash Management Agreement shall terminate upon the date of termination in accordance with the terms of any of the

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Servicing Agreement, the Administrative Agency Agreement and the Cash
Management Agreement.

         SECTION 5.02. Compensation. Any termination under Section 5.01(a) hereof shall entitle the Standby Servicer to a termination fee of $80,000 (Eighty Thousand US dollars) (the "STANDBY TERMINATION FEE"). The Company may terminate this Agreement at any time during the Standby Period without the 30 days' notice to the Standby Servicer required under Section 5.01(a) by paying the Standby Servicer the Standby Termination Fee plus $7,000 (Seven Thousand US dollars).

         Any such termination shall be without prejudice to the right of the Standby Servicer to receive any accrued fee or reimbursement of any expense in accordance with this Agreement and without prejudice to any accrued rights of the parties hereto. Compensation pursuant to this Section 5.02 shall be payable on the date of termination.

         SECTION 5.03. Information. Following termination the Standby Servicer will promptly forward to the Company any notices, reports and communications received by it from any Lessee under any Lease during the 60 days immediately after termination.

         SECTION 5.04. Notification of Lessees on Termination. After the Start Date, if any, the Company will notify promptly the Lessee under each Lease and any relevant third party in the event of the termination of the Standby Servicer under this Agreement and request that all notices, reports and communications thereafter be made or given directly to the Company.

         SECTION 5.05. Co-operation. If the appointment of the Standby Servicer is terminated hereunder, the Standby Servicer undertakes to co-operate with any person appointed by the Company in place of the Standby Servicer, including providing such person with all information and documents reasonably requested provided that it is indemnified by the Company for any costs and expenses reasonably incurred in so doing.

         SECTION 5.06. Obligations. Following termination of its appointment hereunder the Standby Servicer shall have no further obligations hereunder other than obligations accrued up to the date of termination; provided that the Standby Servicer shall not be absolved or released from any liability for any act or failure to act pursuant to this Agreement prior to the date of termination.


                                    ARTICLE 6

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                                    GUARANTEE

         SECTION 6.01. Guarantee. The Guarantor hereby fully and unconditionally guarantees to the Company (i) the due and punctual performance by the Standby Servicer of all agreements, covenants and other obligations required to be performed by the Standby Servicer hereunder or under any other Related Document (including, without limitation, the punctual payment when due of all amounts now or hereafter payable by the Standby Servicer hereunder or under any other Related Document) (all such agreements, covenants and other obligations being the "GUARANTEED OBLIGATIONS"), all in accordance with the terms of this Agreement and the other Related Documents, and agrees to pay any and all expenses (including counsel fees and expenses) incurred by any of the parties hereto or any of their respective officers, directors or agents in enforcing any right under this Section 6.01 (except costs of AerCo in an enforcement action in which the remedies sought by AerCo are denied by a final court order). The liability of the Guarantor under this Section 6.01 is limited to the maximum amount that will result in the obligations of the Guarantor not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

         The Guarantor hereby waives diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of the Standby Servicer, any right to require a proceeding first against the Standby Servicer, and the benefit of discussion, protest or notice with respect to any and all demands for performance or payment hereunder whatsoever (except as specified above), and covenants that this Article 6 shall not be discharged except by performance or payment in full of all of the Guaranteed Obligations.

         The Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Standby Servicer that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Agreement or any other Related Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any party against the Standby Servicer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Standby Servicer, directly or indirectly, in cash or other property or in any other manner, payment or security on account of such claim or other rights, until all of the Guarantor's obligations under this Agreement have been satisfied. If any amount shall be paid to the Guarantor in violation of the preceding sentence and this Agreement shall not have been terminated, such amount shall be deemed to have been paid to the

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Guarantor for the benefit of, and held in trust for the benefit of the Company, and shall forthwith be paid to the Company. The Guarantor acknowledges that it will receive direct and indirect benefits from the execution, delivery and performance by the Standby Servicer of this Agreement and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits.

         SECTION 6.02. Reinstatement. The Guarantor hereby agrees that the guarantee provided for in Section 6.01 hereof shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any Guaranteed Obligations or interest thereon is rescinded or must otherwise be restored to the Standby Servicer upon the bankruptcy or insolvency of the Standby Servicer or the Guarantor or otherwise.

         SECTION 6.03. Unconditional Nature of Guarantee. The Guarantor hereby agrees that its obligations under the guarantee set forth in Section 6.01 hereof shall be irrevocable and unconditional, irrespective of the invalidity, irregularity or unenforceability of this Agreement or any other Related Document against the Standby Servicer, the absence of any action to enforce the Standby Servicer's obligations hereunder or under any other Related Document, any waiver or consent by any party hereto with respect to any provisions thereof, any amendment to the terms hereof or of any other Related Document, the bankruptcy of the Standby Servicer or any circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor; provided, however, that the Guarantor shall be entitled to exercise any right that the Standby Servicer could have exercised under this Agreement to cure any default in respect of its obligations hereunder or under any other Related Document, if any, but only to the extent such right, if any, is provided to the Standby Servicer hereunder or under any other Related Document.



                                    ARTICLE 7
                                  MISCELLANEOUS

         SECTION 7.01. Term. Unless sooner terminated pursuant to Section 5.01 hereof, this Agreement shall terminate on the date of payment in full of all amounts outstanding to be paid on the Notes (including the Class D Notes and the Class E Notes) and any other securities issued by the Company as relating to Additional Aircraft owned by AerCo Group.

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         SECTION 7.02. Notices. All notices, consents, directions, approvals, instructions, requests and other communications shall be in writing, and any such notices shall become effective upon (i) the earlier of receipt thereof and five Business Days after being deposited in the mail, certified or registered, return receipt requested, with appropriate postage prepaid for first class mail and (ii) receipt if delivered by hand or courier service or by facsimile (and, in the case of a facsimile, receipt of such facsimile is confirmed to the sender) and shall be directed to the addresses or facsimile numbers of such Person set forth below:

         If to the Standby Servicer, to:

         debis Aircraft Leasing Limited
         c/o debis AirFinance B.V.
         Evert van de Beekstraat 312
         NL-1118 CX Schipol Airport
         The Netherlands
         Attention:        Managing Director
         Copy:             General Counsel
         Facsimile:        31-20-6559-100

         If to the Guarantor, to:

         debis AirFinance B.V.
         Evert van de Beekstraat 312
         NL-1118 CX Schipol Airport
         The Netherlands
         Attention:        Managing Director
         Copy:             General Counsel
         Facsimile:        31-20-6559-100

         If to the Company, to:

         AerCo Limited
         22 Grenville Street
         St. Helier
         Jersey, JE4 8PX
         Channel Islands
         Attention:        Mourant & Co. Secretaries
                           Limited - Company Secretary
         Facsimile:        44-1534-609-333

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         With a copy to:

         AerFi Administrative Services Limited
         as Administrative Agent
         Aviation House
         Shannon
         Co. Clare, Ireland
         Attention:        Company Secretary
         Copy:             General Counsel
         Facsimile:        353-61-360-503

         From time to time either party to this Agreement may designate a new address or number for purposes of notices hereunder by giving 15 days' notice in writing.

         SECTION 7.03. Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws (excluding principles of conflicts of laws) of the State of New York applicable to agreements made and to be performed entirely within such state, including all matters of construction validity and performance.

         SECTION 7.04. Jurisdiction; Court Proceedings. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York City, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.02 or 7.06 hereof shall be deemed effective service of process on such party.

         SECTION 7.05. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO
TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR
RELATED TO THIS AGREEMENT OR THE TRANSACTIONS
CONTEMPLATED HEREBY.

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         SECTION 7.06.  Agent.   Each of the Company, the Standby Servicer and
the Guarantor hereby appoints Corporation Service Company, 80 State Street, 6th Floor, Albany, N.Y., 12207, U.S.A. as their respective nonexclusive agents for service of process in the United States in connection with this Agreement. The parties may use any legally available means of service of process. Each party hereto will promptly notify the other of any change in the address of their respective agents, provided that the parties hereto will at all times maintain agents located within New York State for service of process in connection with this Agreement, the identity of any successor agent to be reasonably satisfactory to the other party hereto.

         SECTION 7.07. Counterparts. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same agreement. All signatures need not be on the same counterpart.

         SECTION 7.08. Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         SECTION 7.09. Headings. Headings and captions used in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.


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         IN WITNESS WHEREOF, this Agreement has been duly executed on the date first written above.

                                            DEBIS AIRCRAFT LEASING LIMITED,
                                            as Standby Servicer


                                            By: ____________________________
                                                Name:
                                                Title:


                                            DEBIS AIRFINANCE B.V.,
                                            as Guarantor


                                            By: ____________________________
                                                Name:
                                                Title:


                                            AERCO LIMITED


                                            By: ____________________________
                                                Name:
                                                Title:


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